UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

MICHAEL FOODS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-173400	20-0344222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Carlson Parkway, Suite 400

Minnetonka, Minnesota 55305

(Address of principal executive offices including zip code)

(952) 258-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 10, 2012, Michael Foods Group, Inc. (the “Company”) issued a press release announcing that its indirect parent company, Michael Foods Holding, Inc., a Delaware corporation (the “Parent”), intends to offer $275.0 million aggregate principal amount of senior unsecured notes due 2018 (the “Notes”), subject to market conditions, in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Parent intends to use the net proceeds from the sale of the Notes, together with cash on hand, to pay cash dividends on, and/or make other payments in respect of, the Parent’s equity interests. A copy of the press release issued by the Company is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on December 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2012

MICHAEL FOODS GROUP, INC.

By:	/s/ James E. Dwyer, Jr.
Name: James E. Dwyer, Jr.
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on December 10, 2012